Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Summer Infant, Inc. of our report dated March 24, 2009, relating to our audit of the consolidated financial statements which appear in the Annual Report on Form 10-K of Summer Infant, Inc. for the year ended December 31, 2008.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

McGLADREY & PULLEN, LLP

New York, New York

April 27, 2009